                              INTERACTIVE INTERNET
                               SERVICES AGREEMENT

         THIS AGREEMENT dated January 10, 2001 BETWEEN BEACHACCESS.NET, INC.
(hereafter called "COMPANY") a South Carolina Corporation with offices located at 9618 N. Kings Hwy., Myrtle Beach, South Carolina 29572 and (CLIENT)
(hereafter called "CLIENT") a South Carolina  (CO TYPE (corp)).

         COMPANY is engaged in the business of providing high speed internet interactive services to Hotels, Motels, Commercial Buildings, Hospitals, and
multi-family dwellings ("MDUs") by means of equipment supplied, installed and maintained by COMPANY.

         CLIENT owns or has the authority to operate and enter contracts as the agent of the property and on behalf of the Properties owned and managed by
CLIENT, (hereafter called "PROPERTY(S)").

         COMPANY will supply and install and operate a Wireless High Speed
Internet Services System which will allow the end user to access the Internet from their guest rooms, meeting space, offices, condominiums, and public areas.

         NOW THEREFORE in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is expressly acknowledged by each of the parties hereto), the parties hereby agree as follows:

1        DEFINITION

1.1      "Internet Services" shall mean interactive multimedia, information, shopping, on-line or Internet access, on-line or Internet programs, programming, advertising, ordering, and other interactive services provided through COMPANY'S Wireless Internet Service.

2         TERM

2.1      The term of this Agreement as it pertains to PROPERTY's is for a (5)
         five-years term beginning on the date of this Agreement and will continue upon renewal, with an annual Agreement thereafter.

2.2      During the term of this Agreement, COMPANY will provide the administrative offices with Internet Access at no fee to CLIENT or
         PROPERTY.

3        COMPANY'S RESPONSIBILITIES

3.1      COMPANY agrees to supply High Speed Wireless Internet access based on the following pricing schedule; The pricing schedule for hotel guest usage is based on a usage fee of ten ($10.00) dollars per twenty-four
         (24) hour access period, such period to end at noon each day.

3.2      COMPANY agrees to supply High Speed Wireless Internet access to all meeting rooms and convention areas, at initial pricing of two-hundred and fifty ($250.00) dollars per full day and One-Hundred and fifty
         ($150.00) dollars per one-half business day use, plus a reasonable set up fee to be agreed upon by CLIENT and COMPANY. The COMPANY will review these initial prices with the client to determine the optimum prices, recognizing that the CLIENT's management will have current market experience and the COMPANY will maintain the pricing schedule to keep the pricing competitive with other comparable services.  The compensation for these services rendered for the CLIENT is at the rate listed in Exhibit A.  Payable on a monthly basis as described within.

3.3      The prices in Section 3.1 and 3.2 may be adjusted by COMPANY and/or
         CLIENT to correspond with market conditions.

3.4      COMPANY agrees to provide in-room and other necessary marketing material to promote the system. COMPANY will provide this material in a form satisfactory to CLIENT.

3.5      COMPANY agrees to ensure that:

                  3.5.1    The system is well maintained, and that it operates
                           reliably and in a state of good mechanical repair
                           throughout the term of this Agreement;

                  3.5.2    A field maintenance representative will respond to
                           emergency calls within 6 hours of Owner calling
                           COMPANY's call center.

                  3.5.3    For the duration of this Agreement it will maintain
                           adequate liability insurance which will protect both
                           COMPANY and CLIENT from claim under any applicable
                           workers' compensation or employee benefit acts, from
                           claims for damage due to bodily injury to employees
                           and others and from claims for damage to property.
                           The loss or damage to person or property being
                           insured against by COMPANY shall be restricted to
                           loss or damage  related to the installation,
                           maintenance, removal or replacement of the High Speed
                           Internet Equipment or provided to CLIENT by COMPANY
                           along with an acknowledgment signed by the assignee
                           which identifies the assignee and declares its
                           willful assumption of the rights and obligations of
                           COMPANY to CLIENT under this Agreement part thereof.

                  3.5.4    The High Speed Wireless Internet service and
                           COMPANY'S billing of it, is at all times in
                           compliance with all federal, state and local laws,
                           requirements and ordinances.

4        INTERNET CONTENT DISCLAIMER

4.1      CLIENT recognizes the Internet is a global network of computers worldwide.  CLIENT recognizes that the SWOMI system provides access to
         Internet resources, however SWOMI does not and cannot control the information available via the Internet, including Internet sites that may contain offensive, controversial, or inaccurate material.  The selection and use of information accessed via the Internet is the sole responsibility of the guest(s) and/or consumer, subject to state and federal law, including copyright laws.  Parents and/or Legal Guardians are responsible for monitoring their children's use of the Internet.
         SWOMI adheres to all state and federal laws concerning the Internet and is committed to providing access to electronic information technologies and networks for consumers of its product and services.
         The guest(s) and/or consumers rent SWOMI at their own risk and will hold harmless the COMPANY (providers) and any and all associates that provide the SWOMI system.

5        CLIENT'S RESPONSIBILITIES

5.1      Before COMPANY begins to install the High Speed Wireless Internet
         Equipment, CLIENT shall make the following available in the PROPERTY for use by COMPANY:

                  5.1.1    Secured, non-public area(s) (work rooms, roofs,
                           basements, Telco closets, electrical chases, etc.) in
                           PROPERTY deemed by COMPANY to be satisfactory for the
                           installation of the equipment required to facilitate
                           the operation of the COMPANY's High Speed Internet
                           System;

                  5.1.2    Access to Telco or communications closets, guest
                           rooms, work rooms, roof access and all hallways and
                           crawl spaces throughout the PROPERTY for
                           installation, testing and operation of the High Speed
                           Wireless Internet System;

                  5.1.3    An area near the front-desk of  PROPERTY for the
                           placement of materials (approved by CLIENT)
                           advertising the High Speed Internet System;

                  5.1.4    A source and supply of electricity to the COMPANY's
                           System; and

                  5.1.5    Reasonable access and assistance to and around the
                           property during installation of the system.

The above facilities shall be made available to COMPANY for the term of this
Agreement.

5.2      CLIENT agrees not to allow access to COMPANY's equipment by any party other than COMPANY's designated representative.

6        OPERATION AND MAINTENANCE OF THE COMPANY'S HIGH SPEED INTERNET SYSTEM

6.1      If requested by COMPANY, changing the in-room guides, and other hotel approved advertising material supplied, promptly upon receipts of such items from COMPANY;

6.2      Conducting routine surveillance of the COMPANY's System, to ensure that it is operating properly;

6.3      Promptly notifying COMPANY's maintenance call center in the event that any defect or malfunction occurs in the High Speed Internet System or any part thereof.

7        COMPANY'S OBLIGATIONS WITH RESPECT TO THE SYSTEM EQUIPMENT

7.1      Upon the expiration or termination of this Agreement, COMPANY shall have thirty (30) days in which to remove the System Equipment from the
         PROPERTY.

7.2      COMPANY shall ensure that its system is maintained in a state of good repair through the duration of this Agreement.  Any part of the COMPANY system equipment which is defective or which fails to meet a reasonable standard of signal transmission or operation shall be repaired or replaced by COMPANY, at its expense.

8        FINANCIAL MATTERS

8.1      The CLIENT and PROPERTY will charge the Internet access fees, for meeting and/or conference rooms, to conference host at the time of issuing the Wireless Internet Access Transceivers.  COMPANY will charge for the Internet access via an e-commerce transaction to guests using their own computers.

8.2      The CLIENT and COMPANY have no obligation to share any confidential banking information regarding collection of Internet access revenue with the other.  COMPANY will provide a monthly guest usage report to
         CLIENT in a timely manner

9        EXCLUSIVITY, FIRST RIGHT OF REFUSAL, AND ASSIGNMENT

9.1      During the term of this Agreement CLIENT agrees that COMPANY shall be an exclusive provider of Wireless Internet Services to hotel guests.
         The CLIENT shall not authorize or share revenue with any other person or entity providing Wireless Internet Services to Property. In the event PROPERTY desires to offer additional Internet Services not then offered by COMPANY, COMPANY shall consider in good faith the financial terms upon which COMPANY may be willing to implement such services at the PROPERTY.

9.2      With thirty (30) days written notice, COMPANY AND CLIENT may assign its interest in this Agreement with the prior written consent of CLIENT or
         PROPERTY, provided that the party acquiring COMPANY's interest in this
         Agreement agrees in writing to assume the liabilities and obligations under this Agreement and acquires ownership of the PROPERTY.

10       CLIENT OWNERSHIP OF RIGHTS

10.1     CLIENT acknowledges that COMPANY is the sole owner of all right, title and interest in and to the System and all improvements and enhancements thereof, including all intellectual property rights, and that by virtue of this Agreement CLIENT's PROPERTY acquires no rights whatsoever thereto, CLIENT and PROPERTY shall not at any time claim that the
         System constitutes a fixture of the Site.  Without limiting the foregoing, all customer information developed from customer orders placed using the System shall be the sole property of COMPANY. COMPANY shall own all improvements and enhancements of the System made during the term of this Agreement, and PROPERTY hereby assigns and quitclaim to COMPANY any and all rights of CLIENT  and PROPERTY therein and thereto.

10.2     Any client guest names and addresses gained from use of the system shall not be shared, sold, rented or used in any manner that could lead to their use in the Hospitality, Hotel or Rental Industry. Should such use occur, it will be sufficient grounds to terminate the Agreement immediately upon notification of COMPANY and could lead to any other remedies available under the law.

11       GENERAL PROVISIONS

11.1     The laws of the state of South Carolina constitute the proper law of this Agreement. The Courts of South Carolina shall have exclusive jurisdiction over all matters arising under this Agreement and will be the forum in which to settle any dispute that arises out of this
         Agreement.

11.2     This Agreement is binding upon the parties and their respective successors or permitted assigns.

11.3     Should any provision of this Agreement be unenforceable, uncertain or adjudged to be invalid, then the offending provision shall be struck from this Agreement as if it were never included herein and the remainder of the Agreement shall stand as a binding and enforceable contract existing between the parties.

11.4     This Agreement constitutes the whole of the Agreement between the parties.

11.5     This Agreement may only be amended by instrument in writing signed by each of the parties hereto.

11.6     Neither COMPANY nor CLIENT shall be held liable for the failure to perform or a delay in performing any of its obligations hereunder if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, riot war, interruption in the supply of electricity or any other cause, including acts of God, which is beyond the control of the parties hereto.

12       MEDIATION AND ARBITRATION

12.1     If a dispute, controversy, or claim (whether based upon contract, tort, statute, common law, or otherwise) (collectively a "Dispute") arises from, or relates directly or indirectly to, the subject matter hereof, and if the Dispute cannot be settled through direct discussions, the parties shall first endeavor to resolve the Dispute by participating in a mediation administered by the American Arbitration Association (the
         "AAA") under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved Dispute shall be settled by binding arbitration administered by the AAA in accordance with its
         Commercial Arbitration Rules and judgement on the award rendered by the arbitrator, after the review rights set forth below have been exhausted, may be entered in any court having jurisdiction.  The arbitration proceedings shall be conducted in Horry County, South
         Carolina, on an expedited basis before a neutral arbitrator (or multiple arbitrators if required by the Commercial Arbitration Rules)
         who is a member of the Bar of the State of South Carolina and has been actively engaged in the practice of law for at least fifteen (15)
         years, specializing in commercial transactions with substantial experience in the subject matter of this Agreement. Any attorney who serves as an arbitrator shall be compensated at a rate equal to his or her current regular hourly billing rate.  Upon the request of either party, the arbitrator's award shall include findings of fact and conclusions of law but the same may be in summary form.  Either party may seek review of the arbitrator's award before an arbitration review panel comprised of three (3) arbitrators qualified in the same manner as the initial arbitrator (or arbitrators) as set forth above by submitting a written request to the AAA. The right of review shall be deemed waived unless requested in writing within then (10) days of the delivery of the initial arbitrator's award.  The arbitration review panel shall be entitled to review all findings of fact and conclusions of law in whatever manner it deems appropriate and may modify the award of the initial arbitrator in its discretion.  Unless otherwise deemed appropriate by the arbitrator(s),  the prevailing party shall be entitled to an award of all reasonable out-of-pocket costs and expenses
         (including attorney's and arbitrators' fees) related to the entire arbitration proceeding (including review if applicable).

AGREED TO AND ACCEPTED:

By:      _______________________            Witness by:___________________

Title:______________________                Date:_________________________

Date:_______________________

BEACHACCESS.NET

By:      _______________________
         Paul Aubin
Title: Managing Director
Date:

                                    EXHIBIT A

                   INTERNET SERVICES REVENUE SHARING Agreement

CLIENT or PROPERTY will receive ten percent (10%) of Net Revenues received by
COMPANY from Internet access fees at the PROPERTY for usage between zero (0) and ten percent (10%) throughout the term of this Agreement.

CLIENT or PROPERTY will receive fifteen percent (15%) of Net Revenues received by COMPANY from Internet access fees at the PROPERTY for usage between eleven percent (11%) and fifteen percent (15%) throughout the term of this Agreement.

CLIENT or PROPERTY will receive twenty percent (20%) of Net Revenues received by
COMPANY for Internet access fees at the PROPERTY for usage between sixteen percent (16%) and up throughout the term of this Agreement.

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         Percentage of Guest Internet Usage                               Net Revenue Share for Hotel
--------------------------------------------------------------------------------------------------------------------

                       0 - 10                                                         10%
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                       11 - 15                                                        15%
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                        16 +                                                          20%
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GUEST INTERNET USAGE PERCENTAGE for any month is calculated as the number of paid guest-room usage in such month divided by the product of the number of rooms in the PROPERTY times the number of days in such month. "NET REVENUES" is defined as all revenues received form guest Internet access at PROPERTY less fees' charge to CLIENT by Internet feed providers.

Other Sources of Revenue (to be calculated on a monthly basis):

1.       Meeting or Conference Rooms gross revenue: $100.00 per day.